As filed with the Securities and Exchange Commission on November 22, 1994.


                                             Registration No. 33-

                 SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                           FORM S-8
                     REGISTRATION STATEMENT
                            Under
                    THE SECURITIES ACT OF 1933


                    CANANDAIGUA WINE COMPANY, INC.
          (Exact name of Registrant as specified in its charter)

      Delaware                                         16-0716709
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                       Identification No.)

                          116 Buffalo Street
                     Canandaigua, New York  14424
                         (716) 394-7900
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

             Canandaigua Wine Company, Inc. Stock Option and
                   Stock Appreciation Right Plan
                      (Full title of Plan)

                         Robert Sands,
            Executive Vice President and General Counsel
                 Canandaigua Wine Company, Inc.
                      116 Buffalo Street
                  Canandaigua, New York  14424
                       (716) 394-7900
      (Name, address, including zip code, and telephone number including area code, of agent for service)

                 Calculation of Registration Fee
Title of Securities  Amount to be     Proposed maximum   Proposed maximum    Amount of
to be registered     registered       offering price     aggregate offering  registration
                                      per share (1)      price                 fee
__________________   ____________     ________________   _________________   ____________
Class A Common       2,963,100        $34.00             $88,974,487.95      $30,680.86

(1) As instructed by Rule 457(h)(1), estimated in accordance with Rule 457(c), as of November 16, 1994, solely for the purpose of calculating the registration fee.

Pursuant to Rule 416, there are also being registered such additional shares of Class A Common Stock as may become issuable pursuant to anti-dilution provisions of the Plan.
PAGE

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

    The following documents of the Registrant previously filed with the Securities and Exchange Commission are incorporated herein by reference:

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1993;

    (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended November 30, 1993, February 28,
         1994 and May 31, 1994;

    (c) The Registrant's Current Report on Form 8-K dated September 15, 1993; Form 8-K dated October 15, 1993, as amended by Form 8-K/A, Form 8-K/A-2, and Form 8-K/A-3; Form 8-K dated June 23, 1994; Form 8-K dated August 5, 1994, as amended by Form 8-K/A and Form 8-K/A-2; Form 8-K dated October 21, 1994 and Form 8-K dated November 7, 1994;

    (d) The Registrant's Report of Securities Quoted on NASDAQ Interdealer Quotation System on Form 10-C dated October 12, 1993; Report on Form 10-C dated November 23, 1993 (pertaining to the Registrant's Class A Common Stock, par value $.01 per share); and Report on Form 10-C dated November 23, 1993 (pertaining to the Registrant's 7% Convertible Subordinated Debentures due 2011); and

    (e) The description of the Registrant's Class A Common Stock, par value $.01 per share, contained in Item 1 of the Registrant's Registration of Certain Classes of Securities Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934 on Form 8-A dated April 28, 1992 filed with the Securities and Exchange Commission.

    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement (and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

    Not applicable.

Item 5.  Interests of Named Experts and Counsel

    James A. Locke, III, Esq. serves as a member of the Board of Directors of the Registrant. Mr. Locke is a partner in the law firm Harter, Secrest & Emery, which firm has issued an opinion regarding the legality of the securities offered by the Registration Statement. A copy of the opinion of Harter, Secrest & Emery is attached hereto as Exhibit 5.1.

Item 6.  Indemnification of Directors and Officers

    The General Corporation Law of Delaware (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Restated Certificate of Incorporation of the Registrant contains a provision which eliminates directors' personal liability as set forth above.

    The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends and action the right to be so indemnified; and authorizes the Registrant to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

    The Registrant's Restated Certificate of Incorporation provides for indemnification to the fullest extent authorized by
Section 145 of the General Corporation Law of Delaware for directors, officers and employees of the Registrant and also to persons who are serving at the request of the Registrant as directors, officers or employees of other corporations (including subsidiaries); provided that, with respect to proceedings initiated by such indemnitee, indemnification shall be provided only if such proceedings were authorized by the Board of Directors. The right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

    The Registrant maintains a directors' and officers' liability insurance and corporate reimbursement policy insuring directors and officers against loss arising from claims made arising out of the performance of their duties.

    Under the terms of an Underwriting Agreement between the Registrant, certain Selling Shareholders and CS First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith, Incorporated, William Blair & Company and Chase Securities, Inc., acting on behalf of themselves and as Representatives of the Several Underwriters, and under the terms of a Subscription Agreement between the Registrant, certain Selling Shareholders and CS First Boston Limited, Merrill Lynch International Limited and William Blair & Company (the "Managers"), each dated November 10, 1994, the Underwriters and the Managers have agreed to indemnify, under certain conditions, the Registrant, its directors, certain of its officers and persons who control the Registrant within the meaning of the Securities Act of 1933, as amended (the "Securities Act") against certain liabilities. (The form of the Underwriting Agreement has been filed with the Securities and Exchange Commission as Exhibit 1 to the Registrant's Registration Statement on Form S-3 (Amendment No. 2) (Registration No. 33-55997)).

Item 7.  Exemption from Registration Claimed

    Not applicable.

Item 8.  Exhibits

    Exhibits filed as part of this Registration Statement are listed on the Index to Exhibits located at pages 6-7 hereof and incorporated herein by reference.

Item 9.  Undertakings

    (a) The undersigned Registrant hereby undertakes (subject to the proviso contained in Item 512(a) of Regulation S-K):

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

              (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canandaigua, State of New York, on this 22nd day of November, 1994.

                            CANANDAIGUA WINE COMPANY, INC.
                            (Registrant)

                            By: s/Richard Sands
                                 Richard Sands,
                                 President and Chief
                                 Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    s/Richard Sands                        s/Lynn K. Fetterman
Richard Sands, President,                  Lynn K. Fetterman,
Senior Vice President
Chief Executive Officer and Director            and Chief
Financial Officer
(Principal Executive Officer)                   (Principal
Financial Officer and Principal
Accounting Officer)

Dated:  November 22, 1994             Dated:  November 22, 1994

    s/James A. Locke, III                  s/Marvin Sands
James A. Locke, III,                       Marvin Sands, Chairman
of the Board
Director

Dated:  November 22, 1994             Dated:  November 22, 1994

    s/Bertram E. Silk                 s/Robert Sands
Bertram E. Silk, Director                  Robert Sands, Director

Dated:  November 22, 1994             Dated:  November 22, 1994

    s/Ellis Goodman                        s/Sir Harry Solomon
Ellis Goodman, Director               Sir Harry Solomon, Director

Dated:  November 22, 1994             Dated:  November 22, 1994

    s/George Bresler
George Bresler, Director

Dated:   November 22, 1994

                         INDEX TO EXHIBITS

    (4) Instruments defining the rights of security holders, including indentures.

         4.1  Restated Certificate of Incorporation of the
              Registrant (filed as Exhibit 3.1 to the
              Registrant's Annual Report on Form 10-K, for the fiscal year ended August 31, 1993 and incorporated herein by reference).

         4.2  Amended and Restated By-Laws of the Registrant
              (filed herewith as Exhibit 4.2).

         4.3 Specimen of Certificate of Class A Common Stock of the Registrant (filed as Exhibit 1.1 to the Registrant's Registration Statement on Form 8-A, dated April 28, 1992 and incorporated herein by reference).

         4.4 Indenture dated as of December 27, 1993 among Canandaigua Wine Company, Inc., its Subsidiaries and Chemical Bank (filed as Exhibit 4.1 to the Registrants' Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1993 and incorporated herein by reference).

         4.5  First Supplemental Indenture dated as of August 3,
              1994 among the Registrant, Canandaigua West, Inc.
              and Chemical Bank (filed herewith on Exhibit 4.5).

    (5)  Opinion re: legality.

         5.1 Opinion of Harter, Secrest & Emery (filed herewith as Exhibit 5.1).

    (15)      Letter re: unaudited interim financial information.


         Not applicable.

    (23)      Consents of experts and counsel.

         23.1 Consent of Arthur Andersen LLP (filed herewith as Exhibit 23.1).

         23.2 Consent of Ernst & Young LLP (filed herewith as Exhibit 23.2).

         23.3      Consent of KPMG Peat Marwick LLP (filed
                   herewith as Exhibit 23.3).

         23.4 Consent of Harter, Secrest & Emery (contained in Exhibit 5.1 of this Registration
                   Statement).


    (24)      Power of Attorney.
              Not applicable.

    (25)      Statement of eligibility of trustee.
              Not applicable.

    (27)      Financial data schedule.
              Not applicable.

    (28) Information from reports furnished to state insurance regulatory authorities.
              Not applicable.

    (99)      Additional exhibits.

         Canandaigua Wine Company, Inc. Stock Option and Stock Appreciation Right Plan (the "Plan") (filed as Appendix B of the Registrant's Definitive Proxy Statement dated December 23, 1987 and incorporated herein by reference); Amendment No. 1 to the Plan (filed as Exhibit 10.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1992 and incorporated herein by reference); Amendment No. 2 to the Plan (filed as Exhibit 28 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1992 and incorporated herein by reference); Amendment No. 3 to the Plan (filed as Exhibit 10.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1993 and incorporated herein by reference); Amendment No. 4 to the Plan (filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1993 and incorporated herein by reference); Amendment No. 5 to the Plan (filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 1994 and incorporated herein by reference).